Exhibit (a)(5)(C)

AVERY DENNISON CORPORATION

LETTER TO CLIENTS

Offer to Exchange up to 8,360,000 HiMEDS Units in the Form of Corporate HiMEDS Units,
stated amount $50.00 per unit,
for shares of Common Stock of Avery Dennison Corporation and cash

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON MARCH 4, 2009, UNLESS THE OFFER IS EXTENDED BY US (SUCH DATE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE CORPORATE HIMEDS UNITS HAVE BEEN ACCEPTED FOR EXCHANGE.

To Our Clients:

We are enclosing an offer to exchange dated February 3, 2009 (as supplemented or amended, the “offer to exchange”) and the related letter of transmittal (as supplemented or amended, the “letter of transmittal”), relating to our offer to exchange up to 8,360,000 of our HiMEDS Units, stated amount $50.00 per unit, in the form of Corporate HiMEDS Units (the “Corporate HiMEDS Units”), comprised of (i) a purchase contract obligating the holder to purchase from us shares of our common stock, par value $1.00 per share, and (ii) a 1/20 or 5.0% undivided beneficial interest in a $1,000 aggregate principal amount 5.350% senior note due November 15, 2020, for 0.9756 shares of our common stock and $6.50 in cash (which includes the accrued and unpaid contract adjustment payments with respect to the purchase contracts and the accrued and unpaid interest with respect to the senior notes) per Corporate HiMEDS Unit.

The offer is subject to certain conditions. See “Description of the Offer—Conditions to the Offer.”

We are the holder of record of Corporate HiMEDS Units held by us for your account. A tender of such Corporate HiMEDS Units can be made only by us as the record holder and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender Corporate HiMEDS Units held by us for your account.

We request instructions as to whether you wish to tender any or all of the Corporate HiMEDS Units held by us for your account pursuant to the terms and conditions of the offer to exchange.

We urge you to read carefully the offer to exchange and related letter of transmittal before instructing us to tender your Corporate HiMEDS Units. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/ OR
THE DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of the Depository Trust Company:

The undersigned hereby acknowledges receipt of the offer to exchange dated February 3, 2009 (as supplemented or amended, the “offer to exchange”) and the related letter of transmittal (as supplemented or amended, the “letter of transmittal”), relating to our the offer to exchange up to 8,360,000 of its HiMEDS Units, stated amount $50.00 per unit, in the form of Corporate HiMEDS Units (the “Corporate HiMEDS Units”), comprised of (i) a purchase contract obligating the holder to purchase from us shares of our common stock, par value $1.00 per share, and (ii) a 1/20 or 5.0% undivided beneficial interest in a $1,000 aggregate principal amount 5.350% senior note due November 15, 2020, for 0.9756 shares of our common stock and $6.50 in cash (which includes the accrued and unpaid contract adjustment payments with respect to the purchase contracts and the accrued and unpaid interest with respect to the senior notes) per Corporate HiMEDS Unit.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the offer to exchange with respect to the Corporate HiMEDS Units held by you for the account of the undersigned.

The number of Corporate HiMEDS Units held by you for the account of the undersigned is (fill in amount):

Corporate HiMEDS Units.

With respect to the offer to exchange, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Corporate HiMEDS Units held by you for the account of the undersigned (insert number of Corporate HiMEDS Units to be tendered) (if any):

Corporate HiMEDS Units *

☐	not to tender Corporate HiMEDS Units held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire number of Corporate HiMEDS Units indicated above as held for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(PLEASE PRINT)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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